Exhibit 99.1

Media Contact:	Investor Relations Contact:
Tim Deighton	List Underwood
(205) 264-4551	(205) 801-0265

Regions Announces Supervisory Capital Assessment Program Findings

BIRMINGHAM, Ala. – (BUSINESS WIRE) – May 7, 2009 – Regions Financial Corporation (NYSE:RF) today announced the final results of the Supervisory Capital Assessment Program (SCAP) conducted by the federal bank regulators. Under the adverse “what-if” scenario contemplated by the SCAP, Regions has committed to increase its common equity by $2.5 billion. This will strengthen Regions’ current Tier 1 Common to risk-weighted asset ratio, which was 6.49 percent at March 31, 2009, to a pro forma ratio of 8.7 percent or more than twice the required 4 percent level.

Regions, along with its legal and financial advisors, is refining the details of a comprehensive Capital Plan that contemplates fully satisfying the $2.5 billion Tier 1 Common equity requirement without conversion of any existing Capital Purchase Program equity to Capital Assistance Program equity and without further investment by the U.S. Treasury in Regions. Sources of capital in the Capital Plan are expected to be entirely non-governmental and to include (i) liability management strategies, and (ii) the issuance of common equity or securities convertible into common equity that satisfy the regulators’ requirements in public and / or private transactions. Regions also may choose to sell selected non-core businesses or assets or take other actions to reduce its risk-weighted assets as part of the plan; however, sales of core businesses are not contemplated. The company expects to submit its Capital Plan to its regulators by the June 8, 2009, deadline and complete execution of its Capital Plan before the deadline of November 9, 2009. Sullivan & Cromwell LLP is serving as Regions’ legal advisor and Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are serving as financial advisors.

By the Federal Reserve’s own definition the assessment is a “what-if exercise” that does not assess the current condition of the 19 banks tested. Specifically, in disclosing its estimates today, the Federal Reserve said: “The estimates . . . represent a hypothetical ‘what-if’ scenario that involves an economic outcome that is more adverse than expected. These estimates are not forecasts of expected losses or revenues.”

As the Federal Reserve noted in announcing the program, the banks tested all “have capital in excess of the amounts required to be considered well-capitalized.” That remains the case today with Regions, which has $5 billion in excess of regulatory standards to be considered well-capitalized and remains strong and stable. The result of this “what-if” exercise is a real requirement to raise significant capital now, above regulatory standards, based on hypothetical loan losses that may never occur. Nevertheless, Regions is committed to raising the capital required. The company’s overall goal is to eliminate all governmental sources of capital and extraordinary liquidity sources.

The company questions whether it should be required to raise additional capital now to provide for a two-year adverse economic scenario, particularly in view of the fact that Federal Reserve Chairman Ben Bernanke on May 5, 2009, indicated that he expects the economy to begin recovering during 2009. Moreover, the company believes the estimated losses even in the more adverse scenario are unrealistically high given Regions’ actual loss experience during the current recession. The assessment’s estimated losses of $9.2 billion during 2009 and 2010 would require a loss rate of almost triple Regions’ actual first quarter 2009 loan losses of $390 million.

Given the severe weakness in the economy, confidence in the nation’s largest banks is essential, and Regions believes that it is crucial that its shareholders, customers, communities, and associates fully understand the limits of the SCAP exercise and the points on which it specifically disagrees. Regions remains committed to doing its part to provide the financial services to customers and communities necessary to help the nation’s economy recover. While Regions disagrees with the assessment, the company is committed to working cooperatively with its regulatory supervisors and promptly executing a new capital plan.

Regions believes that the SCAP results do not accurately reflect the loan losses that Regions is likely to experience even in the “more adverse” economic scenario. In particular, the anticipated two-year cumulative loss ratio of 13.7 percent on commercial real estate is sharply higher than both Regions’ actual annualized loss ratio on this portfolio in the first quarter and sharply higher than that projected for the other banks. If Regions’ projected cumulative two-year losses on this portfolio were at the 8.5 percent aggregate level for the 19 tested banks, the capital raise commitment would be approximately $500 million; if the projected cumulative losses were 50 percent higher than the bank’s annualized first quarter commercial real estate losses, Regions would not be required to raise capital.

About Regions Financial Corporation

Regions Financial Corporation, with $142 billion in assets, is a member of the S&P 100 Index and one of the nation’s largest full-service providers of consumer and commercial banking, trust, securities brokerage, mortgage and insurance products and services. Regions serves customers in 16 states across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates 1,900 banking offices and approximately 2,300 ATMs. Its investment and securities brokerage trust and asset management division, Morgan Keegan & Company Inc., provides services from over 300 offices. Additional information about Regions and its full line of products and services can be found at www.regions.com.

Forward-looking statements

This press release may include forward-looking statements, which reflect Regions current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, unless the context implies otherwise, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

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In October of 2008, Congress enacted, and the President signed into law, the Emergency Economic Stabilization Act of 2008, and on February 17, 2009 the American Recovery and Reinvestment Act of 2009 was signed into law. Additionally, the U.S. Treasury and federal banking regulators are implementing a number of programs to address capital and liquidity issues in the banking system, and may announce additional programs that Regions is subject to in the future, all of which may have significant effects on Regions and the financial services industry, the exact nature of which cannot be determined at this time.

•	Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ business.

•	Regions’ ability to achieve the earnings expectations related to businesses that have been acquired or that may be acquired in the future.

•	Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures.

•	Regions’ ability to keep pace with technological changes.

•	Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential customers.

•	Regions’ ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk, and regulatory and compliance risk.

•	The current stresses in the financial and real estate markets, including possible continued deterioration in property values.

•	The cost and other effects of material contingencies, including litigation contingencies.

•	The effects of increased competition from both banks and non-banks.

•	Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins.

•	Possible changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular.

•	Possible changes in the creditworthiness of customers and the possible impairment of collectibility of loans.

•	The effects of geopolitical instability and risks such as terrorist attacks.

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Possible other changes in trade, monetary and fiscal policies, laws and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on business.

•	Possible changes in consumer and business spending and saving habits could affect Regions’ ability to increase assets and to attract deposits.

•	The effects of weather and natural disasters such as droughts and hurricanes.

The foregoing list of factors is not exhaustive; for discussion of these and other risks that may cause actual results to differ from expectations, please look under the caption “Forward-Looking Statements” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2008, as on file with the Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Regions assumes no obligation to update or revise any forward-looking statements that are made from time to time.

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